UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2015

CATAMARAN CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 000-52073

Yukon Territory, Canada	98-0167449
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1600 McConnor Parkway

Schaumburg, Illinois 60173-6801

(Address of principal executive offices, including zip code)

(800) 282-3232

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

In anticipation of the completion of the Arrangement (as defined below), effective as of July 23, 2015 (the “Closing Date”), but prior to the Effective Time (as defined below), all fees and other amounts outstanding under the Credit Agreement, dated as of July 2, 2012 (as it may have been amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Credit Agreement”), among Catamaran Corporation, a Yukon Territory corporation (“Catamaran”), certain of Catamaran’s subsidiaries party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, were paid and the Credit Agreement was terminated and without any party to the Credit Agreement incurring any penalties in connection with the termination.

On the Closing Date, Catamaran announced that it will redeem all of its outstanding 4.75% Senior Notes due 2021 (the “Notes”) issued pursuant to the Indenture (the “Base Indenture”), dated as of March 6, 2014, between Catamaran and Wilmington Trust, National Association (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of March 12, 2014, among Catamaran, certain of Catamaran’s subsidiary guarantors signatory thereto and the Trustee (together with the Base Indenture, the “Indenture”), and that the Trustee, on behalf of Catamaran, has delivered an irrevocable notice of redemption to holders of the outstanding Notes. In connection therewith, Catamaran irrevocably deposited with the Trustee on the Closing Date sufficient funds to fund the redemption in full of the Notes on August 23, 2015. As a result, Catamaran and the guarantors under the Notes have been released from their respective obligations under the Notes and the Indenture has ceased to be of further effect as to the Notes (in each case, subject to certain limited exceptions), pursuant to the satisfaction and discharge provisions thereunder, effective as of the Closing Date.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On the Closing Date, pursuant to the previously announced Arrangement Agreement (as it may have been amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Arrangement Agreement”), dated as of March 29, 2015, among UnitedHealth Group Incorporated, a Delaware corporation (“UnitedHealth Group”), Catamaran and 1031387 B.C. Unlimited Liability Company, a British Columbia unlimited liability company and wholly owned subsidiary of UnitedHealth Group (“Purchaser”), the statutory arrangement under section 195 of the Business Corporations Act (Yukon) contemplated by the Arrangement Agreement, whereby Purchaser acquired all of the outstanding shares of Catamaran capital stock (the “Arrangement”) was completed.

Pursuant to the Arrangement, all of the common shares (each, a “Common Share”) of Catamaran, issued and outstanding immediately prior to the effective time of the Arrangement (the “Effective Time”), were converted into the right to receive an amount in cash equal to $61.50 per share (the “Arrangement Consideration”), without interest and less applicable withholding taxes.

Pursuant to the Arrangement, Catamaran equity-based awards outstanding immediately prior to the Effective Time were generally subject to the following treatment:

•	each option to acquire Common Shares granted prior to January 1, 2014 and outstanding immediately prior to the Effective Time fully vested and was cancelled in exchange for the right to receive (without interest) an amount in cash equal to the product of the number of Common Shares subject to such option immediately prior to such time, multiplied by the excess, if any, of the Arrangement Consideration over the exercise price per Common Share for such option, less any withholding taxes;

•	each option to acquire Common Shares granted on or after January 1, 2014 and outstanding immediately prior to the Effective Time was converted into an option to purchase a number of common shares of UnitedHealth Group (“Parent Shares”) based on the equity award conversion ratio set forth in the Arrangement Agreement (with (a) the exercise price of each such option adjusted based on such equity award conversion ratio and (b) each such converted option remaining subject to all other terms and conditions applicable to the option (including vesting and exercisability terms) immediately prior to the Effective Time);

•	each restricted stock unit granted prior to January 1, 2014 and outstanding immediately prior to the Effective Time fully vested (with performance-based restricted stock unit awards (“PBRSUs”) vesting at 200% of the target level applicable to such PBRSUs), and each such restricted stock unit was cancelled in exchange for the right to receive (without interest) the Arrangement Consideration (less any withholding taxes) for each Common Share subject to such award; and

•	each restricted stock unit granted on or after January 1, 2014 and outstanding immediately prior to the Effective Time, whether vested or unvested, was converted into a restricted stock unit denominated in Parent Shares based on the equity award conversion ratio set forth in the Arrangement Agreement (with (a) the number of Common Shares subject to PBRSUs determined based on a level of performance of 166.67% of the target level for any PBRSUs granted in 2014 and 133.33% of the target level for any PBRSUs granted in 2015 and (b) such converted restricted stock units remaining subject to all other terms and conditions applicable to such restricted stock units (including time-based vesting terms) immediately prior to the Effective Time).

The foregoing equity award treatment was subject to the terms of any employment or individual award agreement providing for accelerated vesting upon a change in control of Catamaran or, for awards that were converted into equity awards of UnitedHealth Group, accelerated vesting upon a qualifying termination of employment following a change in control.

The foregoing description of the Arrangement Agreement and the Arrangement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Arrangement Agreement, a copy of which was attached as Exhibit 2.1 to Catamaran’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”) on March 30, 2015, the terms of which are incorporated herein by reference.

The disclosure regarding the Arrangement Agreement and the Arrangement set forth under Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date, Catamaran notified the NASDAQ Stock Market LLC (“NASDAQ”) that the Arrangement had been completed and requested that trading in Common Shares be suspended and that the Common Shares be withdrawn from listing on NASDAQ, effective as of the close of trading on the Closing Date. On the Closing Date, NASDAQ filed with the SEC a notification of removal from listing on Form 25 to report that the Common Shares will no longer be listed on NASDAQ. Common Shares will cease trading on NASDAQ effective as of the close of trading on the Closing Date and will be delisted from NASDAQ.

On the Closing Date, Catamaran notified the Toronto Stock Exchange (the “TSX”) that the Arrangement had been completed and has requested that the Common Shares be delisted from the TSX. It is expected that the Common Shares will be delisted from the TSX shortly following the Closing Date.

Catamaran intends to file with the SEC a certification and notice of termination on Form 15 to terminate the registration of Common Shares under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) and to suspend Catamaran’s reporting obligations under Sections 13 and 15(d) of the Exchange Act. Additionally, once delisting from the TSX and NASDAQ is complete, Catamaran intends to file the required notices and applications for it to cease to be a reporting issuer in all jurisdictions in Canada where it is currently a reporting issuer.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.01.

Item 3.03.	Material Modification to Rights of Security Holders.

In connection with the Arrangement, holders of Common Shares and outstanding stock options and restricted stock units immediately prior to such time ceased to have any rights as stockholders in Catamaran (other than their right to receive the Arrangement Consideration or other applicable amount pursuant to the Arrangement Agreement).

The information set forth in Items 2.01, 3.01 and 5.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

In connection with the Arrangement, a change in control of Catamaran occurred and Catamaran became an indirect wholly owned subsidiary of UnitedHealth Group.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On the Closing Date, all of the directors of Catamaran submitted letters of resignation to resign from their respective positions as directors of Catamaran, effective as of the Effective Time.

The executive officers of Catamaran immediately prior to the Effective Time, including the Chief Executive Officer, Mark A. Thierer, will continue to serve in their current positions with Catamaran, except for Mike Shapiro and Cliff Berman, each of whom separated from Catamaran on the Closing Date, effective as of the Effective Time.

Item 7.01.	Regulation FD Disclosure.

On the Closing Date, Catamaran issued a press release announcing, among other things, the scheduled redemption of the Notes and the satisfaction and discharge of the Indenture, the payoff and termination of the Credit Agreement, and the completion of the Arrangement. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated in this Item 7.01 by reference.

The information set forth in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any Company filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Arrangement Agreement, dated as of March 29, 2015, among UnitedHealth Group Incorporated, 1031387 B.C. Unlimited Liability Company and Catamaran Corporation (incorporated by reference to Exhibit 2.1 to Catamaran’s Current Report on Form 8-K filed on March 30, 2015)

99.1	Press Release, dated July 23, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2015

CATAMARAN CORPORATION

By:	/s/ Mark A. Thierer
Mark A. Thierer
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Arrangement Agreement, dated as of March 29, 2015, among UnitedHealth Group Incorporated, 1031387 B.C. Unlimited Liability Company and Catamaran Corporation (incorporated by reference to Exhibit 2.1 to Catamaran’s Current Report on Form 8-K filed on March 30, 2015)

99.1	Press Release, dated July 23, 2015